Consent of Independent Accountants

To the Trustees and Administrative  Class Shareholders of the PIMCO Total Return
Fund: Pacific Investment Management Series

You have informed us that the Report of Independent Accountants dated May 23, 2000 relating to the financial statements for the fiscal year ended March 31, 2000 of the Total Return Fund Administrative Class (the "Fund") is to be included in the amendment to the Securities Report and the Investment Report of the Fund.

We hereby consent to the inclusion in the amendment to the Securities Report and the Investment Report of our Report of Independent Accountants and any reference thereto and references to our name in the form and context in which they are included.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Kansas City, Missouri
October 20, 2000


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                       Consent of Independent Accountants

To the Trustees and Administrative Class Shareholders of the PIMCO Total Return Fund: Pacific Investment Management Series

You have informed us that the Report of Independent Accountants dated May 19, 1999 relating to the financial statements for the fiscal year ended March 31, 1999 of the Total Return Fund Administrative Class (the "Fund") is to be included in IV, "Financial Conditions of the Fund" of the Securities Report of the Fund.

We hereby consent to the inclusion in the Securities Report of our Report of Independent Accountants and any reference thereto and references to our name in the form and context in which they are included.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Kansas City, Missouri
September 14, 1999